UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2017

21st CENTURY ONCOLOGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard	33907
Fort Myers, Florida	(Zip Code)
(Address of Principal Executive Offices)

(239) 931-7254
(Registrant’s Telephone Number, including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

As previously disclosed, on December 6, 2016, 21st Century Oncology Holdings, Inc. (“we,” “our,” “us” or the “Company”), 21st Century Oncology, Inc. (“21C”), a subsidiary of the Company, and certain of the Company’s other subsidiaries entered into a Forbearance Agreement relating to the Company’s indenture and a Forbearance Agreement relating to the Company’s credit agreement (collectively, the “Forbearance Agreements”), with certain of 21C’s noteholders and lenders, respectively. The Forbearance Agreements were subsequently amended on December 15, 2016 and on January 15, 2017.

Effective as of January 31, 2017, we entered into amendments to the Forbearance Agreements (collectively, the “Amendments”) to, among other things, provide that the noteholders and lenders party thereto will forbear, subject to important exceptions, until the earlier of March 10, 2017 and the occurrence of certain events (as described in the Forbearance Agreements) from exercising any rights and remedies under 21C’s indenture, notes or credit agreement, as applicable, on account of certain events of default.

In addition, effective as of January 31, 2017, Medical Developers, LLC, an indirect wholly owned subsidiary of the Company and certain of its affiliates, entered into an amendment to the MDL Credit and Guarantee Agreement to extend the maturity date from January 31, 2017 to March 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: February 2, 2017	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Chief Financial Officer